UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 4.01 Changes in Registrant’s Certifying Accountant.
(a) Dismissal of Independent Registered Public Accounting Firm
On June 25, 2020, the Audit Committee, or the Audit Committee, of Apollo Endosurgery, Inc., or the Company, dismissed KPMG LLP, or KPMG, as the Company’s independent registered public accounting firm.
The audit reports of KPMG on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:
KPMG’s report on the consolidated financial statements as of and for the years ended December 31, 2019 and 2018, contained a separate paragraph stating “As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, cash flow deficits and debt covenant violations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”
During the fiscal years ended December 31, 2019 and December 31, 2018 and through the date of dismissal, June 25, 2020, there were no: (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused KPMG to make reference thereto in its reports on the consolidated financial statements of the Company for such years, or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except that KPMG advised the Company of a material weakness as of December 31, 2018 related to the transition in-house of the sales order to cash process (which includes revenue and accounts receivable) from a third-party service provider, where the Company’s risk assessment was not sufficient, and therefore ineffective, to ensure controls were designed and implemented to respond to the risks in the transition and sufficient resources were not available to implement the transition in the requisite timeframe. Additionally, the communication of objectives and responsibilities for internal controls related to the transition was insufficient, and therefore ineffective. As a result, KPMG identified control deficiencies over the verification of sales orders including price change approvals, the approval of credit memos and the verification of the application of cash to individual customer account balances.
The Company has provided KPMG with a copy of this Current Report on Form 8-K and has requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-K, stating whether KPMG agrees with the statements herein as they relate to KPMG. A copy of KPMG's letter dated July 1, 2020 is attached as Exhibit 16.1 hereto and is incorporated herein by reference.
(b) Engagement of New Independent Registered Public Accounting Firm
On June 25, 2020, the Audit Committee approved the appointment of Moss Adams LLP to serve as the Company's new independent registered public accounting firm, effective immediately, for the fiscal year ending December 31, 2020.
During the fiscal years ended December 31, 2019 and December 31, 2018 and through June 25, 2020, neither the Company nor anyone on the Company's behalf consulted Moss Adams LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor did Moss Adams LLP provide a written report or oral advice to the Company that Moss Adams LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Document
16.1	Letter of KPMG LLP dated as of July 1, 2020 to the Securities and Exchange Commission

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	July 1, 2020
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer